UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2019

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement.

On May 20, 2019, Gran Tierra Energy Inc. (“Gran Tierra”), and certain subsidiaries of Gran Tierra that guarantee its revolving credit facility (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”), with several initial purchasers listed therein, relating to the sale by Gran Tierra of $300 million aggregate principal amount of its 7.750% Senior Notes due 2027 (the “Notes”) guaranteed on a senior unsecured basis by the Guarantors (the “Offering”).

The Notes were issued in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act and pursuant to certain prospectus exemptions in Canada. The sale of the Notes closed on May 23, 2019.

The Purchase Agreement contains customary representations, warranties and agreements by Gran Tierra and the Guarantors. In addition, Gran Tierra and the Guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities.

Gran Tierra intends to use the net proceeds from the Offering (i) to repay the outstanding amounts borrowed under the revolving credit facility, (ii) for capital expenditures and (iii) for general corporate purposes, which may include additional capital to appraise and develop exploration discoveries, repayment of other indebtedness, working capital and/or acquisitions.

In the ordinary course of their respective businesses, the initial purchasers and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with Gran Tierra, including the provision of certain advisory services and the making of loans to Gran Tierra and its affiliates, for which they have received customary compensation. Certain of the initial purchasers are a direct or indirect wholly-owned subsidiary of, or have a significant shareholder who is, a lender under the revolving credit facility. As a result, such entities will receive a portion of the net proceeds from the Offering to the extent Gran Tierra uses the net proceeds to repay borrowings outstanding under the revolving credit facility. The initial purchasers will receive customary compensation in connection with the Offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Indenture.

The Notes are governed by an indenture (the “Indenture”), dated as of May 23, 2019, among Gran Tierra, the Guarantors and U.S. Bank National Association, as trustee.

The Notes bear interest at a rate of 7.750% per year, payable semi-annually in arrears on each of May 23 and November 23 of each year, beginning on November 23, 2019. The Notes mature on May 23, 2027, unless earlier redeemed or repurchased. Gran Tierra may redeem the Notes (i) at any time prior to May 23, 2023, in whole or in part, at a price equal to the principal amount of the Notes being redeemed plus a “make-whole” premium, together with any accrued and unpaid interest to, but excluding the date of redemption, (ii) on or after May 23, 2023, at its option, all or any portion of the Notes for cash at the redemption prices specified in the Indenture, together with any accrued and unpaid interest to the date of redemption or (iii) on or before May 23, 2022, up to 35% of the aggregate principal amount of the Notes, in an amount not greater than the net cash proceeds from certain equity offerings. No sinking fund is provided for the Notes.

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If Gran Tierra undergoes a change of control, holders of the Notes may require Gran Tierra to repurchase for cash all or any portion of their Notes at a change of control repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the change of control repurchase date.

The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture and the Notes set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Information.

On May 20, 2019, Gran Tierra issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the Offering

On May 23, 2019, Gran Tierra issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the closing of the Offering.

These announcements shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes will not be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act of 1933 and applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture related to the 7.750% Senior Notes due 2027, dated as of May 23, 2019, among Gran Tierra Energy Inc., the guarantors named therein, and U.S. Bank National Association.
4.2	Form of 7.750% Senior Notes due 2027 (included as Exhibit A to Exhibit 4.1).
10.1	Purchase Agreement, dated May 20, 2019, by and among Gran Tierra Energy Inc., the guarantors named therein, and BofA Securities, Inc. and Credit Suisse Securities (USA) LLC, as Representatives of the several initial purchasers.
99.1	Press Release issued by Gran Tierra dated May 20, 2019.
99.2	Press Release issued by Gran Tierra dated May 23, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2019	GRAN TIERRA ENERGY INC.

/s/ Ryan Ellson
By: Ryan Ellson
Title: Chief Financial Officer

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